Calculation of Filing Fee Tables
S-8
Home Federal Bancorp, Inc. of Louisiana
Table 1: Newly Registered Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock, par value $0.01 per share	Other	125,000	$ 15.24	$ 1,905,000.00	0.0000870	$ 165.74
Total Offering Amounts:							$ 1,905,000.00		$ 165.74
Total Fees Previously Paid:									$ 0.00
Total Fee Offsets:									$ 0.00
Net Fee Due:									$ 165.74
Offering Note
[1]	(a) Together with an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to the Home Federal Bancorp, Inc. of Louisiana 2025 Stock Incentive Plan (the "Plan") as a result of a stock split, stock dividend or similar adjustment of the outstanding common stock, par value $.01 per share ("Common Stock"), of Home Federal Bancorp, Inc. of Louisiana (the "Company or the "Registrant"). (b) Represents the 125,000 shares that may be issued upon the exercise of options to purchase shares of Common Stock that have been granted under the Plan prior to the date hereof. (c) Represents the weighted average exercise price of $15.24 at which options for the 125,000 shares of Common Stock that have been granted under the Plan in accordance with Rule 457(h)(1) promulgated under the Securities Act of 1933, as amended ("Securities Act").

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A